SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2009

GRAPHICS PROPERTIES HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10441		94-2789662
(Commission File Number)		(IRS Employer Identification No.)

525 University Ave., Suite 220 Palo Alto, CA		94301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 566-1274

Silicon Graphics, Inc. 1140 East Arques Ave. Sunnyvale, CA 94085
(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

Graphics Properties Holdings, Inc. f/k/a Silicon Graphics, Inc. (the “Company”) and certain other debtor-in-possession subsidiaries of the Company have filed unaudited unconsolidated Monthly Operating Reports (the “Operating Reports”) for the period from June 1, 2009 to June 30, 2009 with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  Exhibit 99.1 to this Current Report on Form 8-K contains the unaudited schedule of cash receipts and disbursements set forth in the Operating Reports filed with the Bankruptcy Court.

The Company cautions readers not to place undue reliance upon the information contained in the Operating Reports, which contain unaudited information, and are in the format prescribed by applicable bankruptcy laws. The Operating Reports are subject to revision.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

99.1:                Corporate Monthly Operating Reports for the period from June 1, 2009 to June 30, 2009 for Graphics Properties Holdings, Inc. and its debtor-in-possession subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON GRAPHICS, INC.

Date:	August 12, 2009	By:	/s/ Barry Weinert
			Name:	Barry Weinert
			Title:	Chief Restructuring Officer